Exhibit 23(a)(xi) under N-1A
                                                   Exhibit 3(i) under 601/Reg SK


                          THE WACHOVIA MUNICIPAL FUNDS

                                Amendment No. 11

                                     to the

                    AMENDED AND RESTATED DECLARATION OF TRUST

                             dated February 24, 1992

    Effective December 4, 1997:

    Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

    "Section 5. ESTABLISHMENT AND DESIGNATION OF SERIES OR CLASS. Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

                      Wachovia Georgia Municipal Bond Fund

                                 Class A Shares

                                 Class B Shares

                                 Class Y Shares

                   Wachovia North Carolina Municipal Bond Fund

                                 Class A Shares

                                 Class B Shares

                                 Class Y Shares

                   Wachovia South Carolina Municipal Bond Fund

                                 Class A Shares

                                 Class B Shares

                                 Class Y Shares

                      Wachovia Virginia Municipal Bond Fund

                                 Class A Shares

                                 Class B Shares

                                 Class Y Shares

    The undersigned certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 4th day of December, 1997.

    WITNESS the due execution hereof this 4th day of December, 1997.

/S/JAMES A. HANLEY                  /S/SAMUEL E. HUDGINS
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James A. Hanley                     Samuel E. Hudgins

/S/J. BERKLEY INGRAM, JR.           /S/D. DEAN KAYLOR
------------------------------      ------------------------------
J. Berkley Ingram, Jr.              D. Dean Kaylor

/S/CHARLES S. WAY, JR.
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Charles S. Way, Jr.